EXHIBIT 10.11

                    WAUSAU-MOSINEE PAPER CORPORATION
                 DIRECTORS' DEFERRED COMPENSATION PLAN








                      As amended February 19, 1998
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                 WAUSAU-MOSINEE PAPER CORPORATION

               DIRECTORS' DEFERRED COMPENSATION PLAN


     1. ESTABLISHMENT OF PLAN. Wausau-Mosinee Paper Corporation (the "Company") hereby amends and restates the Company's Directors' Deferred Compensation Plan previously in effect and renames such plan, as herein amended and restated, the Wausau-Mosinee Paper Corporation Directors' Deferred Compensation Plan, all effective as of December 17, 1997 (the "Plan").

     2. PURPOSE. The purpose of the Plan is to provide an alternative method of compensating members (the "Directors") of the Board of Directors of the Company (the "Board"), whether or not they otherwise receive compensation as employees of the Company, in order to aid the Company in attracting and retaining as Directors persons whose abilities, experience, and judgment can contribute to the continued progress of the Company and to provide a mechanism by which the interests of the Directors and the shareholders can be more closely aligned.

     3. DEFINITIONS. As used in this Plan, the following terms shall have the meaning set forth in this paragraph 3:

     (a) "BENEFICIARY" shall mean such person or persons, or organization or organizations, as the Participant from time to time may designate by a written designation filed with the Company during the Participant's life. Any amounts payable hereunder to a Participant's Beneficiary shall be paid in such proportions and subject to such trusts, powers, and conditions as the Participant may provide in such designation. Each such designation,

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     unless otherwise expressly provided therein, may be revoked by the
     Participant by a written revocation filed with the Company during the Participant's life. If more than one such designation shall be filed by a Participant with the Company, the last designation so filed shall control over any revocable designation filed prior to such filing.
     To the extent that any amounts payable under this Plan to a Participant's Beneficiary are not effectively disposed of pursuant to the above provisions of this paragraph 3(a), either because no designation was in effect at the Participant's death or because a designation in effect at the Participant's death failed to dispose of such amounts in their entirety, then for purposes of this Plan, the Participant's "Beneficiary" as to such undisposed of amounts shall be the Participant's estate.

     (b)  A "CHANGE OF CONTROL OF THE COMPANY" shall mean:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities
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          of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph (1), the following acquisitions shall not constitute a Change of
          Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any

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          employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
          (iv) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of subparagraph (b)(3) of this paragraph 3; or

          (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) Consummation by the Company of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business

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          Combination beneficially own, directly or indirectly, more than
          60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then
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          outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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          (4)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (c) "COMMON STOCK" shall mean the common stock, no par value, of the Company.

     (d) "DIRECTORS' FEES" shall mean all of the compensation to which a Director would otherwise become entitled for services to be rendered as a Director.

     (e) "FAIR MARKET VALUE" of the Common Stock on any day shall be deemed to be the mean between the published high and low sale prices at which the Common Stock is traded on a bona fide over-the-counter market or, if such stock is not so traded on such day, on the next preceding day on which the Common Stock was so traded.

     (f) "PARTICIPANT" shall mean a Director who has made an election to defer Directors' Fees in accordance with paragraph 4.

     (g) "TERMINATION OF SERVICE" shall mean the BONA FIDE termination of a Participant's services as a member of the Board.

     4.   RIGHT TO DEFER DIRECTORS' FEES.

     (a) Each Director may elect before January 1 of any fiscal year of the Company to become a Participant and to defer the payment of all or any portion of the Directors' Fees to which the Participant would otherwise become entitled for services to be rendered during each fiscal year subsequent to the date on which such election is effective. An election by a Director to defer Directors' Fees pursuant to this subparagraph (a) shall be effective with respect to Directors' Fees earned during the first fiscal year beginning after the date such election is made and during each subsequent fiscal year until revoked or amended, provided that any such

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 revocation or amendment shall only be effective with respect to fiscal years beginning after the date written notice of such revocation or amendment is first received by the Company.

     (b) Despite any other provision of subparagraph (a), if a person becomes a Director during a fiscal year, such Director may elect to become a Participant with respect to all or any portion of the Directors' Fees earned and payable (1) from and after the date on which he is elected a Director if an election is filed on or before the date of such election or
 (2), if no election is filed pursuant to clause (1), on the first day of
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 the first month immediately following the month in such fiscal year in which such election is made. An election by a Director to defer Directors' Fees pursuant to this subparagraph (b) shall remain in effect until the last day of the fiscal year in which such election is made and during each subsequent fiscal year until revoked or amended, provided that any such revocation or amendment shall only be effective with respect to fiscal years beginning after the date written notice of such revocation or amendment is first received by the Company.

     (c) Directors' Fees deferred by a Participant shall be distributable in accordance with paragraph 9 hereof and only after such Participant's Termination of Service. Any Directors' Fees not subject to an election made in accordance with this paragraph 4 shall be paid to the Director in cash.

     5.   ACCOUNTING AND ELECTIONS.

     (a) The Company shall establish a Deferred Cash Account and a Deferred Stock Account in the name of each Participant.

     (b) Each Participant shall make an initial election at the time his deferral election is filed pursuant to paragraph 4 to have his deferred Directors' Fees allocated to his Deferred Cash

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 Account or his Deferred Stock Account.  Each fiscal year, a Participant may file a new election with the Company specifying (1) the Account to which all Directors' Fees deferred subsequent to the last day of such fiscal year (and prior to the effective date of any subsequent election) shall be allocated and/or (2) the Account to which all or any portion of the balance of his Accounts as of the last day of such fiscal year shall be allocated. The transfer of a Participant's Account balance shall be made in accordance with the following:

     (1) in the case of a transfer from a Deferred Cash Account into a Deferred Stock Account, that portion of the balance in the Participant's Deferred Cash Account as of the last day of the fiscal year in which the Participant has made an election to transfer his Deferred Cash Balance shall be determined after giving effect to all other adjustments required by this Plan and such portion shall be debited from the Participant's Deferred Cash Account and credited to his Deferred Stock Account effective as of the first day of the next subsequent fiscal year.

     (2) in the case of a transfer from a Deferred Stock Account into a Deferred Cash Account, the number of Stock Equivalent Units in the Participant's Deferred Stock Account as of the last day of the fiscal year to which the Participant has made an election to transfer his Deferred Stock Account shall be determined after giving effect to all other adjustments required by this Plan and such Stock Equivalent Units shall be converted into cash equivalent by multiplying the number of such units by an amount equal to the per share Fair Market Value of the Common Stock on the last day of the fiscal year. Effective as of the first day of the next subsequent fiscal year the Participant's Deferred Stock Account shall be debited by the number of Stock Equivalent Units so transferred

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     and the Participant's Deferred Cash Account credited by the amount of cash equivalent so determined.

 Any election made by a Participant in accordance with this paragraph 5 shall remain in effect until a new election filed by the Participant becomes effective. A Participant's initial election shall be effective as of the date the Director becomes a Participant. Notwithstanding any other provision of this Plan, no election pursuant to this paragraph 5 which changes the Account to which Directors' Fees deferred in a subsequent fiscal year are to be allocated or changes the Account to which any balance in such Participant's Accounts shall be allocated shall be effective (1) until such election has been approved by the Board or (2) if it is made by a Participant within six months of the immediately preceding election filed by such Participant and any such election which shall not have been approved by the Board or which occurs within the period described in clause (2) shall be null and void.

     (c) As of each date on which the Company shall make a payment of Director's Fees and a Participant has a deferral election then in effect, there shall be credited to such Participant's Deferred Cash Account or Deferred Stock Account, as the case may be in accordance with such Participant's most recent effective election, the Directors' Fees otherwise payable to such Participant in cash as of such date.

    (d) Despite any other provision of this Plan, the most recent election in effect on December 17, 1997 made by a Participant with respect to the crediting of his Director's Fees to such Participant's Deferred Cash Account or Deferred Stock Account shall remain in effect as of December 17, 1997 until changed by such Director for a future fiscal year in accordance with the terms of the Plan.

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     (e)  Within 90 days of the end of each fiscal year in which this Plan is in effect, the Company shall furnish each Participant a statement of the year-end balance in such Participant's Deferred Cash Account and Deferred Stock Account.

     (f) Effective as of March 31, 1998, each participant in the Mosinee Paper Corporation Deferred Compensation Plan for Directors as in effect on March 31, 1998 (the "Mosinee Plan") shall become a Participant in the Plan (a "Mosinee Participant") and (1) the Deferred Cash Account created in the name of each such Mosinee Participant pursuant to paragraph 5(a) shall be credited with the balance, if any, of such Mosinee Participant's Deferred Cash Account in the Mosinee Plan as of March 31, 1998 and such Mosinee Participant's Deferred Cash Account in the Mosinee Plan shall thereafter be represented by the Deferred Cash Account established hereunder and shall be subject to all terms and conditions of this Plan and (2) the Deferred Stock Account created in the name of each such Mosinee Participant pursuant to paragraph 5(a) shall be credited with the balance, if any, of such Mosinee Participant's Deferred Stock Account in the Mosinee Plan as of March 31, 1998 and such Mosinee Participant's Deferred Stock Account in the Mosinee Plan shall thereafter be represented by the Deferred Stock Account established hereunder and shall be subject to all terms and conditions of this Plan. The Deferred Cash Account and the Deferred Stock Account of any Mosinee Participant who is, on March 31, 1998, or who thereafter becomes, a Participant by virtue of being a
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 Director shall be combined with and maintained as one account with, respectively, the Deferred Cash Account and the Deferred Stock Account maintained for such Director with respect to his Directors' Fees.

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     6.   FORM FOR ELECTIONS.  The Secretary of the Company shall provide election forms for use by Directors in making an initial election to become a Participant and for making all other elections or designations permitted or required by the Plan.

     7. DEFERRED CASH ACCOUNT. As of the last day of each fiscal quarter, there shall be computed, with respect to each Deferred Cash Account which is then in existence, an amount equal to interest on the average daily balance in such Account during such quarter, computed at a rate per annum equal to the prime rate of interest then in effect at The Chase Manhattan Bank of New York. The amount so determined shall be credited to and become part of the balance of such Account as of the first day of the next fiscal quarter.

     8.   DEFERRED STOCK ACCOUNT.

     (a) As of each date on which the Company shall make a payment of Director's Fees and a Participant has a deferral election then in effect which provides for the deferral of payment of such fees to the Participant's Deferred Stock Account, the Directors' Fees otherwise payable to such Participant in cash as of such date shall be converted into that number of "Stock Equivalent Units" (rounded to the nearest one-ten thousandth of a unit) determined by dividing the amount of such Directors' Fees by an amount equal to the per share Fair Market Value of the Common Stock on such date.

     (b) On each date on which a dividend payable in cash or property is paid on the Common Stock, there shall be credited to each Deferred Stock Account such number of additional Stock Equivalent Units as are determined by dividing (1) the amount of the cash or other dividend which would have then been payable on the number of shares of Common Stock equal to the number of Stock Equivalent Units (including fractional shares) then represented in such Account

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 by (2) an amount equal to the per share Fair Market Value of the Common
 Stock on such date. If the date on which a dividend is paid on the Common Stock is the same date as of which Directors' Fees are to be converted into Stock Equivalent Units, the dividend equivalent to be credited to such Account under this paragraph 8 shall be determined after giving effect to the conversion of the credit balance in such Account into Stock Equivalent Units.

     (c) The number of Stock Equivalent Units credited to a Participant's Deferred Stock Account shall be adjusted (to the nearest one-ten thousandth of a unit) to reflect any change in the Common Stock resulting from a stock dividend, stock split-up, combination, recapitalization or exchange of shares, or the like.

      9.  DISTRIBUTION OF DEFERRED AMOUNTS.

     (a) Distribution of amounts represented in a Participant's Deferred Cash Account or a Deferred Stock Account shall be made in accordance with the following:

     (1) Payment of the balance of the Deferred Cash Account and Deferred Stock Account of a Participant whose Termination of Service occurs for a reason other than death and prior to a Change of Control of the Company shall be made in a lump sum as of the last day of the fiscal quarter coincident with or immediately subsequent to the Participant's Termination of Service unless the Participant elects otherwise in accordance with the provisions of paragraph 9(b).

     (2) In the event a Participant ceases to be a Director because of his death or in connection with a Change of Control of the Company, payment of the balance of his Deferred Cash Account and Deferred Stock Account shall be made in a lump sum as of

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     the last day of the fiscal quarter coincident with or immediately subsequent to the Participant's Termination of Service.

     (b) A Participant may elect, (1) before the first day of each fiscal year, (2) subject to the automatic distribution provisions of paragraph 9(a)(2), which shall govern the distribution of benefits in the event of Termination of Service which occurs because of death or a Change of Control of the Company, and (3) prior to his Termination of Service that payment of the balance of his Deferred Cash Account and Deferred Stock Account shall be made in installments and the:

     (A) fiscal quarter in which distribution of the Participant's Accounts shall begin (but in no event (i) earlier than the Director's Termination of Service or (ii) later than the earlier of (a) the Director's 70th birthday or (b) the date five years after the date of the Director's Termination of Service; and

     (B) number of fiscal quarters over which such Accounts shall be distributed to the Participant, which period shall not extend beyond the end of the 40th fiscal quarter following the fiscal quarter in which such distribution begins.

 Any election filed pursuant to this paragraph 9(b) shall be effective as of the first day of the first fiscal year which begins next subsequent to the fiscal year in which (1) such election has been made and (2) such election has been approved by the Board.

     (c) If installment payments were elected by the Participant pursuant to paragraph 9(b), distributions shall be made in quarterly installments beginning on the first day of the first fiscal quarter following the date on which such Participant's Termination of Service occurs or each other later fiscal quarter as the Participant may have specified.

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     (1)  In the case of a Deferred Cash Account with respect to which installment payments were elected, the amount of each quarterly installment shall be determined by dividing the credit balance in such

     Account as of the distribution date by the number of installments then remaining unpaid. The credit balance in such Account shall then be reduced by the amount of each distribution out of such Account.

     (2) In the case of a Deferred Stock Account with respect to which installment payments were elected, the amount to be distributed as each quarterly installment shall be determined as follows: (A) multiply the number of Stock Equivalent Units (including any fraction thereof) then reflected in such Account by the Fair Market Value of the Common Stock on such date; (B) add to the product so determined the amount (if any) which has been credited to such Account but which has not been converted into Stock Equivalent Units; and (C) divide the total so obtained by the number of installments then remaining unpaid. The number of Stock Equivalent Units represented in a Deferred Stock Account shall be reduced forthwith by that number (rounded to the nearest one-ten thousandth of a unit) determined by dividing the amount of the distribution by the Fair Market Value of the Common Stock taken into account for purposes of clause (A) of the preceding sentence.

 In the event that a Participant dies after receiving payment of some, but less than all, of the entire amount to which such Participant is entitled under this Plan, the unpaid balance shall be paid in a lump sum to the Participant's Beneficiary.

     (d) In the case of a Deferred Cash Account or a Deferred Stock Account with respect to which payment is to be made in a lump sum, the amount of such payment shall be determined

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 as if installment payments had been elected and the lump sum was the last
 (but only) such payment.

     (e) After a Participant's Termination of Service occurs, neither such Participant or his Beneficiary shall have any right to modify in any way the schedule for the distribution of amounts credited to such Participant under this Plan as specified in the last election filed by the Participant. However, upon a written request submitted to the Secretary of the Company by the person then entitled to receive payments under this Plan (who may be the Participant, or a Beneficiary), the Board may in its sole discretion, accelerate the time for payment of any one or more installments remaining unpaid.

     10. INCOMPETENCY. If, in the opinion of the Board, a Participant shall at any time be mentally incompetent, any payment to which such Participant would be entitled under this Plan may, with the approval of the Board, be paid to the Participant's legal representative, or to any other person for his benefit and in such case, the Board may in its sole discretion, accelerate the time for payment of any one or more installments remaining unpaid.

     11.  MISCELLANEOUS.

     (a)  This Plan shall be effective upon adoption by the Board.

     (b) Amounts payable hereunder may not be voluntarily or involuntarily sold or assigned, and shall not be subject to any attachment, levy or garnishment.

     (c) Participation in this Plan by any person shall not confer upon such person any right to be nominated for re-election to the Board, or to be re-elected to the Board.

     (d) The Company shall not be obligated to reserve or otherwise set aside funds for the payment of its obligations hereunder, and the rights of any Participant under the Plan shall be an

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 unsecured claim against the general assets of the Company.  All amounts due Participants or Beneficiaries under this Plan shall be paid out of the general assets of the Company.

     (e) The Board shall have all powers necessary to administer this Plan, including all powers of Plan interpretation, of determining eligibility, and the effectiveness of elections, and of deciding all other matters relating to the Plan; provided, however, that no Participant shall take part in any discussion of, or vote with respect to, a matter of Plan administration which is personal to him, and not of general applicability to all Participants. All decisions of the Board shall be final as to any Participant under this Plan.

     (f) The Board may amend this Plan in any, and all respects at any time, or from time to time, or may terminate this Plan at any time, but any such amendment or termination shall be without prejudice to any Participant's right to receive amounts previously credited to such Participant under this Plan.

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